UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2021

Frontier Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40304	46-3681866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way

Denver, CO 80239

(Address of Principal Executive Offices) (Zip Code)

(720) 374-4200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

PSP3

On April 29, 2021 (the “PSP3 Closing Date”), Frontier Airlines, Inc. (“Frontier”), a wholly-owned subsidiary of Frontier Group Holdings, Inc. (the “Company”), entered into a Payroll Support Program 3 Agreement (the “PSP3 Agreement”) with the United States Department of Treasury (the “Treasury”), with respect to the Payroll Support Program (“PSP3”) established under Section 7301 of the American Rescue Plan Act of 2021 (the “ARP”). In connection with Frontier’s entry into the PSP3 Agreement, on the PSP3 Closing Date, the Company also entered into a warrant agreement (the “PSP3 Warrant Agreement”) with the Treasury and issued a promissory note to the Treasury (the “PSP3 Promissory Note”), with Frontier and Frontier Airlines Holdings, Inc. (“FAH” and, together with Frontier, the “Guarantor Subsidiaries”) as guarantors.

PSP3 Agreement

Pursuant to the PSP3 Agreement, the Treasury is to provide to Frontier financial assistance to be paid in installments (each, an “Installment”) expected to total in the aggregate approximately $150.2 million. The first Installment, in the amount of approximately $75.1 million, was disbursed by the Treasury on April 29, 2021.

In connection with PSP3, Frontier is required to comply with the relevant provisions of the ARP, including the requirement that funds provided pursuant to the PSP3 Agreement be used exclusively for the continuation of payment of employee wages, salaries and benefits, the requirement against involuntary furloughs and reductions in employee pay rates and benefits through at least September 30, 2021, the provisions that prohibit the repurchase of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and the payment of dividends on the Common Stock through September 30, 2022, as well as those that restrict the payment of certain executive compensation until April 1, 2023. The PSP3 Agreement also imposes substantial reporting obligations on the Company and the Guarantor Subsidiaries.

PSP3 Promissory Note

As partial compensation to the United States Government for the provision of financial assistance under the PSP3 Agreement, the Company issued the PSP3 Promissory Note to the Treasury. The principal amount of the PSP3 Promissory Note will equal 30% of the amount of financial assistance disbursed under the PSP3 Agreement in excess of the first $100 million of the total financial assistance. The Company’s obligations under the PSP3 Promissory Note are guaranteed by the Guarantor Subsidiaries. Assuming the total Installments to be paid pursuant to the PSP3 Agreement aggregate approximately $150.2 million, the PSP3 Promissory Note will ultimately have a total principal amount of approximately $15.1 million.

The PSP3 Promissory Note bears interest on the outstanding principal amount at a rate equal to 1.00% per annum until the fifth anniversary of the PSP3 Closing Date and 2.00% plus an interest rate based on the secured overnight financing rate per annum or other benchmark replacement rate consistent with customary market conventions (but not less than 0.00%) thereafter until the tenth anniversary of the PSP3 Closing Date (the “PSP3 Maturity Date”), and interest accrued thereon will be payable in arrears on the last business day of March and September of each year, beginning on September 30, 2021. The aggregate principal amount outstanding under the PSP3 Promissory Note, together with all accrued and unpaid interest thereon and all other amounts payable under the PSP3 Promissory Note, will be due and payable on the PSP3 Maturity Date.

The Company may, at any time and from time to time, voluntarily prepay amounts outstanding under the PSP3 Promissory Note, in whole or in part, without penalty or premium. Within 30 days of the occurrence of certain change of control triggering events, the Company is required to prepay the aggregate outstanding principal amount of the PSP3 Promissory Note at such time, together with any accrued interest or other amounts owing under the PSP3 Promissory Note at such time.

The PSP3 Promissory Note is the Company’s senior unsecured obligation and each guarantee of the PSP3 Promissory Note is the senior unsecured obligation of each of the Guarantor Subsidiaries, respectively. The PSP3 Promissory Note contains events of default, including cross-default with respect to acceleration or failure to pay at maturity other material indebtedness. Upon the occurrence of an event of default and subject to certain grace periods, the outstanding obligations under the PSP3 Promissory Note may, and in certain circumstances will automatically, be accelerated and become due and payable immediately.

The PSP3 Promissory Note is in substantially the same form as the promissory note entered into in connection with PSP2 (as defined below) and the Payroll Support Program (“PSP1”) established under the Coronavirus Aid, Relief and Economic Security Act.

PSP3 Warrant Agreement and PSP3 Warrants

As partial compensation to the United States Government for the provision of financial assistance under the PSP3 Agreement, and pursuant to the PSP3 Warrant Agreement, the Company has agreed to issue warrants (each, a “PSP3 Warrant” and, collectively, the “PSP3 Warrants”) to the Treasury to purchase shares (the “PSP3 Warrant Shares”) of the Common Stock. The exercise price of the PSP3 Warrant Shares is $18.85 per share (which was the closing price of the Common Stock on The Nasdaq Global Select Market on April 1, 2021) (the “PSP3 Exercise Price”), subject to certain anti-dilution provisions provided for in the PSP3 Warrant.

Pursuant to the PSP3 Warrant Agreement, on the date of each increase of the principal amount of the PSP3 Promissory Note, the Company will issue to the Treasury a PSP3 Warrant for a number of shares of Common Stock equal to 10% of such increase of the principal amount of the PSP3 Promissory Note, divided by the PSP3 Exercise Price. Assuming the total Installments to be paid pursuant to the PSP3 Agreement equal approximately $150.2 million, the total number of PSP3 Warrant Shares issuable will be 79,961, subject to certain anti-dilution provisions provided for in the PSP3 Warrants.

The PSP3 Warrants do not have any voting rights and are freely transferrable, with registration rights. Each PSP3 Warrant expires on the fifth anniversary of the date of issuance of such PSP3 Warrant. The PSP3 Warrants will be exercisable either through net share settlement or in cash, at the Company’s option.

The PSP3 Warrants will be issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving a public offering. Any issuance of Common Stock upon exercise of the PSP3 Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

The PSP3 Warrants are being issued solely as compensation to the United States Government related to entry into the PSP3 Agreement. No separate proceeds (apart from the financial assistance described above) are being received upon issuance of the PSP3 Warrants or will be received upon exercise thereof.

The PSP3 Warrant Agreement and PSP3 Warrants provide for substantially similar rights and obligations as the warrant agreements and warrants entered into in connection with PSP1 and PSP2.

PSP2

On January 15, 2021 (the “PSP2 Closing Date”), Frontier entered into a Payroll Support Program Extension Agreement (the “PSP2 Agreement”) with the Treasury, with respect to the Payroll Support Program (“PSP2”) established under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021. In connection with Frontier’s entry into the PSP2 Agreement, on the PSP2 Closing Date, the Company also entered into a warrant agreement (the “PSP2 Warrant Agreement”) with the Treasury and issued a promissory note (the “PSP2 Promissory Note”) to the Treasury, with the Guarantor Subsidiaries as guarantors.

On April 29, 2021, Frontier received a third installment of PSP2 financial assistance in the amount of approximately $21.0 million and in connection therewith increased the amount of the PSP2 Promissory Note by approximately $6.3 million and issued an additional warrant (a “PSP2 Warrant” and, together with the other warrants issued pursuant to the PSP2 Warrant Agreement, the “PSP2 Warrants”) to purchase up to 54,105 shares of Common Stock. After taking into account this third installment, the Company has received, in aggregate, approximately $161.1 million of PSP2 financial assistance, for which the Company has now provided the Treasury with the PSP2 Promissory Note in an aggregate amount of approximately $18.3 million and PSP2 Warrants to purchase, in aggregate, up to 157,313 shares of Common Stock at an exercise price of $11.65 per share, subject to certain anti-dilution provisions provided for in the PSP2 Warrant.

The PSP2 Warrants were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act as transactions not involving a public offering. Any issuance of Common Stock upon exercise of the PSP2 Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 under the caption “PSP3—PSP3 Promissory Note” is incorporated herein by reference to the extent responsive to Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 under the captions “PSP3—PSP3 Warrant Agreement and PSP3 Warrants” and “PSP2” is incorporated herein by reference to the extent responsive to Item 3.02.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical factors are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “intends,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “targets,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. This report contains forward-looking statements based upon current plans, expectations and beliefs involving risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the “Risk Factors” section of our prospectus, dated March 31, 2021, filed with the Securities and Exchange Commission in accordance with Rule 424(b) of the Securities Act on April 2, 2021, in connection with our initial public offering. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: April 30, 2021	By:	/s/ James Dempsey
James Dempsey
Executive Vice President and Chief Financial Officer